Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Members
Cadence II, LLC
Englewood, Colorado

We have audited the accompanying balance sheets of Cadence II, LLC as of December 31, 2008 and 2007 and the related statements of operations, changes in members’ equity and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadence II, LLC as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Schumacher & Associates, Inc. Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

August 31, 2009

CADENCE II, LLC
dba NETWORK CADENCE
BALANCE SHEETS

	Unaudited June 30, 2009	December 31, 2008	December 31, 2007

ASSETS	Restated

Current Assets
Cash	$540,479	$1,439,766	$657,013
Accounts receivable	1,372,860	840,866	948,537
Other current assets	72,163	54,368	1,120

Total current assets	1,985,503	2,335,000	1,606,671

Property and Equipment
Computer related	74,927	58,630	36,492
Equipment and machinery	33,735	29,623	10,753
Other property and equipment	28,384	8,476	3,754

Subtotal	137,046	96,729	50,998
Accumulated depreciation	(65,000)	(36,888)	(10,119)

Net property and equipment	72,046	59,840	40,879

Other Assets

Security deposits	22,785	22,785	22,785
Advances to related parties	—	12,000	—

Total Other Assets	22,785	34,785	22,785

TOTAL ASSETS	$2,080,334	$2,429,625	$1,670,334

LIABILITIES AND MEMBERS’ EQUITY(DEFICIT)

Current Liabilities
Accounts payable	$214,980	$43,932	$41,695
Current portion of long term debt	1,120,000	—	—
Accrued liabilities	41,184	20,558	6,906

Total current liabilities	1,376,163	64,490	48,601

Long term debt	1,680,000	—	—

Total Liabilities	3,056,163	64,490	48,601

Commitments and Contingencies (Notes 1, 3, 4, 5, 7 and 8)	—	—	—

Members’ Equity (Deficit)
Members’ Equity (Deficit)	(975,829)	2,365,135	1,621,733

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$2,080,334	$2,429,625	$1,670,334

The accompanying notes are an integral part of the financial statements

CADENCE II, LLC
dba NETWORK CADENCE
STATEMENTS OF INCOME

			Unaudited Six months ended June 30, 2009	Unaudited Six months ended June 30, 2008
	For the Years Ended
	December 31, 2008	December 31, 2007

Revenue	$7,147,618	$4,345,331	$4,445,989	$3,155,354

Cost of goods sold	3,373,883	2,615,505	2,145,231	1,463,299

Gross profit	3,773,735	1,729,825	2,300,758	1,692,055

Operating Expenses
Salary and wages	465,319	73,070	515,140	222,595
Recruiting and hiring expense	118,642	53,513	9,594	87,098
Consulting expense	49,934	23,160	55,125	4,684
Marketing expense	248,517	13,569	285,799	84,808
Rent	137,222	103,245	72,898	61,952
Legal and accounting	78,685	48,597	53,667	44,428
Office expense	10,730	13,987	18,790	3,914
Travel and entertainment	23,328	8,712	17,331	10,318
Insurance	7,582	11,297	8,845	1,807
Information technology	46,118	9,222	19,142	24,233
Equipment rental	2,314	296	1,251	1,285
Utilities	18,252	12,506	11,370	7,815
Depreciation	26,769	10,119	28,112	13,385
Dues and subscriptions	8,662	12,438	6,206	3,129
Other	843	2,211	7,603	568

Total operating expenses	1,242,916	395,943	1,110,874	572,020

Operating Income	2,530,818	1,333,882	1,189,884	1,120,036

Other Income (Expense)
Interest income (expense), net	32,155	—	(10,344)	18,487
Other	428	(4,654)	—	—

Other income (expense)	32,584	(4,654)	(10,344)	18,487

Net income	$2,563,402	$1,329,228	$1,179,540	$1,138,523

The accompanying notes are an integral part of the financial statements.

CADENCE II, LLC
dba NETWORK CADENCE
STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

Members’ Equity as of December 31, 2006	$292,505

Net income for year ended December 31, 2007	1,329,228

Members’ Equity as of December 31, 2007	1,621,733

Net income for year ended December 31, 2008	2,563,402

Members’ distributions for year ended December 31, 2008	(1,820,000)

Members’ Equity as of December 31, 2008	2,365,135

Net income for six months ended June 30, 2009	1,179,540

Purchase of members’ interest	(3,609,243)

Members’ distributions for six months ended June 30, 2009	(911,261)

Members’ Equity (Deficit) as of June 30, 2009 (unaudited)	$(975,829)

The accompanying notes are an integral part of the financial statements.

CADENCE II, LLC
dba NETWORK CADENCE
STATEMENTS OF CASH FLOWS

			Unaudited Six months ended June 30, 2009	Unaudited Six months ended June 30, 2008
	For the years ended
	December 31, 2008	December 31, 2007

Operating Activities
Net Income	$2,563,402	$1,329,228	$1,179,540	$1,138,523
Adjustments to reconcile net income to net cash from operations
Depreciation	26,769	10,119	28,112	13,385
Change in assets and liabilities
Accounts receivable	107,671	(644,589)	(531,994)	407,757
Other current assets	(53,248)	(1,120)	(17,796)	1,120
Accounts payable	2,237	(50,157)	171,048	103,514
Other current liabilities	13,652	(182,651)	(3,641)	185,332

Net cash from operating activites	2,660,483	460,830	825,269	1,849,631

Investing Activities
Purchase of computer related	(22,138)	(36,492)	(16,297)	(14,952)
Purchase of equipment and machinery	(18,870)	(10,753)	(4,113)	(4,299)
Purchase of other property and equipment	(4,722)	(3,754)	(19,908)	(4,722)
Security deposits	—	(22,785)	—	—
Advances to related parties	(12,000)	—	(111,000)	(12,000)

Net cash (used in) investing activities	(57,730)	(73,783)	(151,318)	(35,973)

Financing Activities
Purchase of members’ interest	—	—	(661,977)	—
Members distributions	(1,820,000)	—	(911,261)	(800,000)

Net cash (used in) financing activities	(1,820,000)	—	(1,573,238)	(800,000)

Increase (decrease) in cash for period	$782,753	$387,046	$(899,287)	$1,013,658
Cash at beginning of period	657,013	269,966	1,439,766	657,013

Cash at end of period	$1,439,766	$657,013	$540,479	$1,670,671

Schedule of Noncash Investing and Financing Activities
Notes Payable	$—	$—	$2,800,000	$—
Treasury stock	—	—	(2,437,177)	—
Purchase of members’ interest	—	—	(510,090)	—
Advances to related parties	—	—	123,000	—
Future health benefits	—	—	24,267	—

Supplemental disclosure:
Cash paid for interest during the year	—	—	—	—
Cash paid for income taxes during the year	—	—	—	—

The accompanying notes are an integral part of the financial statements.

CADENCE II, LLC
dba NETWORK CADENCE
NOTES TO FINANCIAL STATEMENTS
June 30, 2009, December 31, 2008 and 2007
(References to June 30, 2009 are unaudited)

(1) Summary of Accounting Policies, and Description of Business

This summary of significant accounting policies of Cadence II, LLC (Company) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Organization and Description of Business

The Company was organized as Cadence Incorporated in March 2006 under the laws of the State of Colorado. Effective September 2006, the Company changed its name to Cadence, LLC. Effective November 2007, a new entity, Cadence II, LLC, was organized and merged with Cadence, LLC, with Cadence II, LLC being the surviving entity. As a result of the merger, the historical financial statements include the accounts and operations of Cadence II, LLC and Cadence, LLC. The Company is a privately held professional services company focused on operating support systems (“OSS”) for communication service providers (“CSP”). On August 31, 2009, Sage Interactive, Inc.(“Sage”) consummated a share exchange with the sole member of the Company, pursuant to which Sage acquired all of the membership interest in the Company in exchange for the issuance of shares of its common stock representing 92.0% of its issued and outstanding common stock (the “Share Exchange”). After the Share Exchange, its business operations consist of those of the Company.

(b) Unaudited interim financial information

The interim financial statements as of June 30, 2009, and the six months ended June 30, 2009 and 2008, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal reoccurring adjustments and accruals) necessary to present fairly the financial statements for periods presented in accordance with generally accepted accounting principles. Operating results for the six months ended June 30, 2009 may not be indicative of the results for the year ending December 31, 2009. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules and regulations of the SEC.

(c) Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(d) Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used in measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and as a result, is effective for the Company’s fiscal year beginning January 1, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB statement No. 115” (“SFAS19”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirement to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. While the Company is currently evaluating the impact of adopting SFAS 159, management does not expect that it will have a material effect on the Company’s financial condition or results of operations.

(d) Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141 (Revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) addresses fair value accounting and the related disclosure for assets and liabilities acquired in a business combination. SFAS 141(R) is effective for the Company as of January 1, 2009. The Company is currently evaluating the impact this standard may have on business acquisitions it may complete after June 30, 2009.

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 changes the accounting and reporting for the noncontrolling interests in a subsidiary in consolidated financial statements. SFAS 160 recharacterizes minority interests as noncontrolling interests and requires noncontrolling interests to be classified as a component of shareholders’ equity. SFAS 160 is effective for the Company as of January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standard No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of SFAS No. 133 (“SFAS 161”). This Standard requires enhanced disclosures regarding derivatives and hedging activities. SFAS 161 is effective for the Company beginning January 1, 2009. SFAS 161 will not have a material impact on the Company’s financial statements.

In April 2008, the FASB issued Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. FSP 142-3 is effective for the Company as of January 1, 2009. Early adoption is prohibited. The Company is currently evaluating the impact FSP 142-3 may have on its financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

(e) Cash and Cash Equivalents

The Company considers all cash-on-hand, cash in banks and all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and cash equivalents.

(f) Accounts Receivable

Accounts receivable include uncollateralized customer obligations due under normal trade terms and do not bear interest.

The carrying amount of accounts receivable is reduced by a valuation allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected resulting from past due amounts from customers. There was no allowance for doubtful accounts at June 30, 2009, December 31, 2008 and December 31, 2009, since the total balance of accounts receivable was collected subsequent to these dates.

(g) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred or services are performed, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

(h) Property and Equipment

Equipment and furniture are carried at historical cost, net of accumulated depreciation. Depreciation is computed using straight-line methods over the estimated useful lives of the assets, ranging from 3 to 7 years. Expenditures for repairs and maintenance which do not materially extend the useful lives of equipment and furniture are charged to operations.

(i) Advertising Expense

The Company expenses advertising costs as they are incurred. No advertising expense was incurred for the six months ended June 30, 2009 or for the years ended December 31, 2008 and 2007, respectively.

(j) Concentration of Credit Risk

The Company primarily sells its services to customers in the communications industry in the United States on an uncollateralized, open credit basis. For the years ended December 31 2008 and 2007, one customer accounted for 100% and 96% of the revenue, respectively.

Cash is maintained at financial institutions. The Federal Deposit Insurance Corporation (“FDIC”) currently insures accounts at each institution for up to $250,000. At times, cash balances may exceed the FDIC insurance limit of $250,000.

(k) Fair Value Determination

Financial instruments consist of cash, accounts, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

(l) Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Accounting for the Impairment or Disposal of Long-Lived Assets (“ASC 360”).  The Company’s primary long-lived assets are property and equipment. ASC 360 requires a company to assess the recoverability of its long-lived assets whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Additionally, the standard requires expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred, rather than as of the measurement date. For property and equipment, the Company’s assets consist primarily of computers and office equipment. The Company has compared the net book value of these assets to market-based pricing for similar used equipment. As of June 30, 2009, the depreciated value of the assets materially reflects the estimated fair value of similar used equipment in the marketplace .

(m) Other

The Company currently has selected December 31 as its fiscal year end.

Restatement of Consolidated Financial Statements

On May 26, 2009, the membership interests of Pat Burke and Ann Burke, totaling 51% of Cadence II, were purchased by Cadence II pursuant to a purchase agreement by and among Cadence II, Pat Burke and Ann Burke, dated as of May 26, 2009, as previously disclosed as Exhibit 10.2 to the Company’s Form 8-K dated September 1, 2009 (the “Purchase Agreement”). The aggregate purchase price was $3,609,244 which was comprised of $661,977 in cash, $2,800,000 in a promissory note, $123,000 in property, and $24,267 estimated value in future health insurance benefits for Pat and Ann Burke. The excess of the purchase price over 51% of the tangible net assets (the two members’ equity accounts) of $2,437,177 was previously accounted for as goodwill. Subsequent to June 30, 2009, the goodwill balance of $2,437,177 was fully impaired due to substantial doubt about the Company’s ability to continue as a going concern described below. The restated financial statements account for this amount as a repurchase of Company stock, recorded as treasury stock and then retired.

The unaudited financial statements for the six months ended June 30, 2009 are being restated to correct the accounting treatment previously reported in connection with the affiliate transaction described above and reported in the Company's Current Report on Form 8-K, filed on September 1, 2009.

A summary of the changes to the balance sheet as of June 30, 2009 is shown below. This restatement had no impact on the audited financial statements for the years ended December 31, 2008 and 2007:

	Previously
	Reported	Adjustment	Restated
Current assets	$1,985,503		$1,985,503
Property and equipment	72,046		72,046
Other assets	2,459,962	(2,437,177)	22,785
Total assets	$4,517,711	$(2,437,177)	$2,080,334

Current liabilities	$1,376,163		$1,376,163
Long term debt	1,680,000		1,680,000
Stockholders' equity (deficit)	1,461,348	(2,437,177)	(975,829)
Total liabilities and stockholders equity (deficit)	$4,517,711	$(2,437,177)	$2,080,334

(2) Property and Equipment

Property and equipment are recorded at cost. Replacements and major improvements are capitalized while maintenance and repairs are charged to expense as incurred. Depreciation is provided using primarily straight line methods over the estimated useful lives of the related assets.

Property and equipment at June 30, 2009, December 31, 2008 and 2007 consisted of the following:

	Unaudited June 30, 2009	December 31, 2008	December 31, 2007

Computer related	$74,927	$58,630	$36,492
Equipment and machinery	33,735	29,623	10,753
Other property and equipment	28,384	8,476	3,754

Subtotal	137,046	96,729	50,998
Accumulated depreciation	(65,000)	(36,888)	(10,119)

Net property and equipment	$72,046	$59,840	$40,879

(3) Leases

Operating Leases

The Company has a lease commitment for its office facility. This lease has a monthly rental payment of approximately $11,400 at December 31, 2008 and expires in 2010. The following is a schedule by years of future minimum lease payments under non-cancelable operating leases as of December 31, 2008.

Total minimum lease payments: Year ended December,
2009	$136,704
2010	45,568

Total minimum lease payments under current obligations	$182,272

(4) Income Taxes

No provision for income tax has been provided in the financial statements since the Company has elected to be taxed as a partnership, whereby all income or losses flow through to the partner for income tax reporting purposes. The Company is on the cash basis of accounting for income tax purposes.

(5) Commitments and Contingencies

Long-term Employee Incentive Plan

Effective May 15, 2008, the Company entered into a Long-term Employee Incentive Plan (the “Plan”) to provide incentives to key employees by providing for bonus awards in connection with a sale of the Company. A sale of the Company is defined as (i) the transfer for value of all or substantially all of the outstanding equity interest in the Company, including pursuant to a merger, consolidation or other business combination transaction, or (ii) the sale of all or substantially all of the Company’s assets, in either case in a single transaction or series of related transactions. A Sale of the Company shall not include any merger, consolidation, reorganization or similar transaction in which holders of the Company’s outstanding equity securities immediately prior to such transaction own at least a majority of the equity interest in the surviving equity immediately following such transaction. In the event of a sale of the Company, a Bonus Pool shall be established for the benefit of eligible Participants based on the aggregate transaction consideration received with respect to such Sale of the Company. The Bonus Pool was an amount equal to 25% of the aggregate transaction consideration. The total number of Bonus Units authorized for issuance under this Plan was 5,000,000, and as of December 31, 2008 and June 30, 2009, there were 2,150,000 and 2,300,000 outstanding, respectively. No liability has been recorded related to these Bonus Units since payment was contingent solely on the sale of the Company. Effective August 31, 2009, the Plan was terminated pursuant to its terms and all outstanding Bonus Units were forfeited by the Plan’s participants.

Consulting Agreements

The Company has entered into a variety of consulting agreements for services to be provided to the Company in the ordinary course of business. These agreements call for various payments upon performance of services and are generally short-term.

(6) Related Party Transactions

In 2009 and 2008, the Company advanced two of its members $12,000 and $110,000, respectively for the purchase of a six week interest in a timeshare condominium in Steamboat Springs, Colorado. This property was transferred to Pat and Ann Burke as part of John McCawley’s purchase of their interest on May 26, 2009 (See footnote 7 below).

(7) Purchase of Members’ Interest

On May 26, 2009, the member interests of Pat Burke and Ann Burke totaling 51% of the company were purchased by John McCawley. The aggregate purchase price was $3,609,244 which was comprised of $661,977 in cash, $2,800,000 in a promissory note, $123,000 in property, and $24,267 estimated value in future health insurance benefits for the two members. The note is being repaid in 10 equal quarterly installments of $280,000 beginning August 26, 2009 with a maturity date of November 30, 2011. The note bears interest at Prime plus 4%. Effective January 1, 2010, the Company is required to keep a cash balance of at least $750,000.

This transaction was accounted for in accordance with Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”).

The following table summarizes the carrying values of the assets acquired at the date of acquisition.

At May 26, 2009

Total purchase price	3,609,244
Less members’ equity acquired	(1,172,067)

Treasury stock	$2,437,177

The excess of the purchase price over 51% of the tangible net assets (the two members’ equity accounts) was accounted for as a repurchase of Company stock, recorded as Treasury Stock and then retired.

 (8) Subsequent Event

On August 31, 2009, Sage Interactive, Inc.(“Sage”) consummated a share exchange with the sole member of the Company, pursuant to which Sage acquired all of the membership interest in the Company in exchange for the issuance of shares of its common stock representing 92.0% of its issued and outstanding common stock (the “Share Exchange”). After the Share Exchange, its business operations consist of those of the Company.